AMENDMENT
To
INVESTOR SERVICES AGREEMENT
CLASS 3 SHARES
     THIS AMENDMENT, effective as of May 1, 2010, amends that certain Investor Services Agreement dated as of November 20, 2009 (the “Agreement”), by and among PACIFIC LIFE INSURANCE COMPANY, PACIFIC LIFE & ANNUITY COMPANY (each an “Insurer”, together the “Insurers”), and GE INVESTMENTS FUNDS, INC. (the “Company”).
     WHEREAS, the parties hereto agree that the Insurers intend to add variable life policies to the Agreement that will offer Class 3 Shares of the Portfolio;
     WHEREAS, the parties hereto desire to update Schedule B to reflect additional variable life policies; and
     WHEREAS, any capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.
     NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:
1.	Schedule B is deleted in its entirety and replaced by Schedule B attached hereto.

2.	This Amendment shall become effective on May 1, 2010.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE INSURANCE COMPANY/PACIFIC LIFE & ANNUITY COMPANY

By:
Name:
Title:	Assistant Vice President

Attest:
Corporate Secretary

GE INVESTMENTS FUNDS, INC.

By:
Name:
Title:	President & CEO

GE INVESTMENT DISTRIBUTORS, INC.

By:
Name:
Title:	President

GE ASSET MANAGEMENT INCORPORATED

By:
Name:
Title:	Senior Vice President

Schedule B
Variable Annuity Contracts Registered Under the Securities Act of 1933
The following Contracts are offered by both Pacific Life Insurance Company and Pacific Life & Annuity Company unless otherwise noted below. The variable annuity contracts are:
Pacific Value
Pacific Value Edge
Pacific Voyages
Pacific Innovations*
Pacific Innovations Select
Pacific Select Variable Annuity*
Pacific One*
Pacific One Select
Pacific Portfolios
Pacific Portfolios for Chase
Pacific Explorer
Pacific Journey
Pacific Odyssey
Pacific Destinations

*	These Contracts are only offered by Pacific Life Insurance Company.
Variable Life Policies Registered Under the Securities Act of 1933
The following Contracts are offered by Pacific Life Insurance Company. The variable life policies are:

Pacific Select Exec	Pacific Select Performer 500
Pacific Select Exec II	Pacific Select Estate Maximizer
Pacific Select Exec III
Pacific Select Exec IV
Pacific Select Exec V
Pacific Select Accumulator
M’s Versatile Product
M’s Versatile Product VI
M’s Versatile Product — Survivorship
M’s Versatile Product VII
M’s Versatile Product — Survivorship II
M’s Versatile Product VIII
Pacific Select Estate Preserver
Pacific Select Estate Preserver II
Pacific Select Estate Preserver III
Pacific Select Estate Preserver IV
Pacific Select Estate Preserver V
Pacific Select Estate Preserver VI
Pacific Select Choice

Schedule B (continued)
The following Contracts are offered by Pacific Life & Annuity Company. The variable life policies are:
Pacific Select Exec II — NY
Pacific Select Exec III — NY
Pacific Select Exec IV — NY
Pacific Select Exec V — NY
Pacific Select Estate Preserver — NY
Unregistered Variable Life Policies
The following Contracts are offered by Pacific Life Insurance Company. The variable life policies are:
Pacific COLI Rider
Pacific COLI
Pacific COLI II
Pacific COLI III
Pacific COLI IV
Pacific COLI V
Pacific COLI VI
Pacific COLI VII
Magnastar
The following Contracts are offered by Pacific Life & Annuity Company. The variable life policies are:
Magnastar — NY

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